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                                                                     EXHIBIT 8.1

                         [LATHAM & WATKINS LETTERHEAD]



                                December 11, 2000


Pan Pacific Retail Properties, Inc.
1631-B South Melrose Drive
Vista, California  92083

         Re:      Federal Income Tax Status of Pan Pacific Retail Properties,
                  Inc.


Ladies and Gentlemen:

         We have acted as tax counsel to Pan Pacific Retail Properties, Inc., a Maryland corporation (the "Company"), in connection with the filing of a registration statement on Form S-3, File No. 333-51230, under the Securities Act of 1933, as amended (the "1933 Act"), filed with the Securities and Exchange Commission (the "Commission") on December 5, 2000, as amended and supplemented as of the date hereof (the "Registration Statement").

         You have requested our opinion concerning certain of the federal income tax consequences to the Company in connection with the Company's election to be taxed as a real estate investment trust. This opinion is based on various factual assumptions concerning the business, assets, governing documents, and operations of the Company and its subsidiaries, and is conditioned upon certain representations made by the Company as to these and other factual matters through a certificate of the Company (the "Officer's Certificate"). With respect to matters of Maryland law, we have, with your consent, relied upon the opinion of Ballard Spahr Andrews & Ingersoll, LLP, counsel for the Company, dated December 11, 2000.

         In our capacity as tax counsel to the Company, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion. For

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LATHAM & WATKINS

Pan Pacific Retail Properties, Inc.
December 11, 2000
Page 2



purposes of our opinion, we have not conducted an independent investigation or audit of the facts set forth in the foregoing documents or contained in the Officer's Certificate. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents and the conformity to authentic original documents of all documents submitted to us as copies.

         We are opining herein only as to the effect of the federal income tax laws of the United States and we express no opinion with respect to the applicability or effect of other federal laws, the laws of any state or other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state.

         Based on such facts, assumptions and representations, it is our opinion that:

                  1. The statements set forth in the Registration Statement under the caption "Material Federal Income Tax Consequences," to the extent such statements constitute matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, have been reviewed by us and are correct in all material respects; and

                  2. Commencing with its taxable year ended December 31, 1997, the Company was organized in conformity with the requirements for qualification and taxation as a real estate investment trust (a "REIT") under the Internal Revenue Code of 1986, as amended (the "Code"), and its method of operation has enabled it to meet, and its proposed method of operation will enable it to continue to meet, the requirements for qualification and taxation as a REIT under the Code.

         No opinion is expressed as to any matter not discussed herein.

         This opinion is rendered to you as of the date of this letter, and we undertake no obligation to update this opinion subsequent to the date hereof. This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts from those set forth in the Registration Statement or the Officer's Certificate may affect the conclusions stated herein. Moreover, the Company's qualification and taxation as a real estate investment trust depends upon the Company's ability to meet (through actual annual operating results, asset diversification, distribution levels and diversity of stock ownership) the various qualification tests imposed under the Code, the results of which have not been and will not be reviewed by Latham & Watkins. Accordingly, no assurance can be given that the actual results of the Company's operation for any particular taxable year will satisfy such requirements.

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LATHAM & WATKINS

Pan Pacific Retail Properties, Inc.
December 11, 2000
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         This opinion is rendered only to you, and is solely for your use in connection with the Registration Statement. We hereby consent to the filing of the opinion as an exhibit to the Registration Statement. This opinion may not be relied upon by you or your shareholders for any other purpose, or furnished to, quoted to, or relied upon by any other person, firm or corporation, for any purpose, without our prior written consent.


                                             Very truly yours,


                                             /s/ LATHAM & WATKINS
                                             -----------------------------------
                                             LATHAM & WATKINS